UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Sec. 240.14a-12

LITTLEFIELD CORPORATION
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

11:00 AM CDT, May 18, 2011

The Annual Meeting of Stockholders of Littlefield Corporation will be held on May 18, 2011, at 11:00 AM CDT, for the following purposes:

1.	To elect members to our Board of Directors;

2.	To ratify the appointment of Padgett, Stratemann & Co. LLP. as our independent auditors for 2011;

3.	To provide an advisory vote on the compensation of the President and CEO and our Directors; and

4.	To consider such other matters as may properly come before the meeting or any adjournment of the meeting.

Only holders of record of our common stock at the close of business on March 21, 2011, will be entitled to notice or to vote at the meeting or any adjournment of the meeting.  The stock transfer books will remain open.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the meeting.  If you receive more than one proxy card, it is an indication that your shares are registered in more than one account.  Please complete, date and sign each proxy card you receive.  You may revoke your proxy at any time before it is voted. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

Enclosed with these proxy materials is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey L. Minch
President, CEO
Director

April 18, 2011

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Littlefield Corporation to be held on:

Wednesday, May 18, 2011, at 11:00 AM CDT,

and at any adjournment thereof, for the purposes set forth in this Proxy Statement.

The meeting will be held at:

Littlefield Corporation
2501 North Lamar Blvd.
Austin, Texas 78705.

This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 18, 2011.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

Each share is entitled to one vote per Director in the election of Directors and one vote in all other matters to be voted upon at the meeting.  Shareholders of record as of the close of business at 5:00 P.M. March 21, 2011, are the only persons entitled to vote at this meeting.  At the close of business on March 21, 2011, 17,324,439 shares of our common stock were outstanding, with each share being entitled to one vote.  There are no cumulative voting rights.  A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

All proxies will be voted in accordance with the instructions contained in the proxies.  If no choice is specified, proxies will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement, and at the proxy holders’ discretion on any other matter that may properly come before the meeting.  Any stockholder may revoke a proxy given pursuant to this solicitation at any time before it is voted.  A stockholder may revoke his or her proxy by voting in person at the meeting or submitting to our Secretary at the meeting a subsequently dated proxy.  In addition, a stockholder may revoke his or her proxy by notifying our Secretary either in writing prior to the meeting or in person at the meeting.  Revocation is effective only upon receipt of such notice by the Secretary.

We are not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.  If any other matters come before the meeting, the proxy holders named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

HOW TO VOTE YOUR SHARES

There are four ways to vote your shares.

1.           VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site listed above and follow the instructions to obtain your records and to create an electronic voting instruction form.

2.           VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

3.           VOTE BY MAIL

Mark, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to LITTLEFIELD CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4.           ATTEND THE ANNUAL MEETING AND VOTE IN PERSON

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on any other proposal, and your shares will be considered a “broker non-vote” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

SOLICITATION

The costs of preparing, assembling and mailing the proxy materials will be borne by our Company.  Certain of our officers, Directors and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail.  We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock.

ELECTION OF DIRECTORS

Our Board currently consists of six Directors and shall remain at six as a result of this election.  All current members of the Board have been nominated for re-election.  The nominees for election at the meeting shall, if elected, serve on the Board for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified.  The Board elects our officers annually following the Annual Meeting of Stockholders.

The Directors shall be elected by a plurality of the votes cast at the meeting.  A “plurality” means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be elected at the meeting.  Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors.  The proxy holders named as proxies in the accompanying proxy intend to vote FOR the election of the nominees identified below.  If any nominee is unable or fails to accept nomination or election (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as our existing Board of Directors may recommend.

The table below sets forth certain information about the nominees, including the nominee’s age, position with our Company and length of time served as a member of the Board.  All of the nominees are currently serving as Directors.

Name	Age	Position with the Company	Director Since
Jeffrey L. Minch	60	Director, President and Chief Executive Officer	July 1999
Michael L. Wilfley	55	Director, Chairman of the Board	May 2004
Carlton R. Williams, Jr.	53	Director	May 2003
Alfred T. Stanley	57	Director	May 2004
Charles M. Gillman	41	Director	May 2008
James P. Roberts II	41	Director	May 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth the name and a brief description of the principal occupation and business experience for at least the preceding five years for each of the nominees for election to the Board of Directors and the executive officers of our Company.  None of the Directors or executive officers is related.  Nominees are listed in order of their length of service on the Board of Directors.

Jeffrey L. Minch, 60, has served as a Director, President and Chief Executive Officer since 1999.  As a member of the Company’s management, Mr. Minch is not an independent Director.

Mr. Minch is a distinguished graduate of the Virginia Military Institute in civil engineering with graduate education in Finance.

Mr. Minch co-founded, grew, and profitably sold a commercial real estate company, Littlefield Real Estate Company.  As President and Chief Executive Officer, Mr. Minch planned and executed the strategy that Littlefield Real Estate Company utilized to grow from a start up in 1984 to one of the largest commercial real estate companies in Texas.  In 1996, Mr. Minch sold Littlefield’s substantial office, apartment and warehouse portfolios, in three transactions, over a five-month period.

From 1996 to 1999, Mr. Minch was a private investor and is now a major shareholder of our Company, currently beneficially owning approximately 26% of our outstanding shares.

Mr. Minch has been active in charitable functions and has served as a Director of a number of local charities.  He currently serves on the Board of Directors of the Virginia Military Institute Foundation.

Alfred T. Stanley, 57, is currently serving as a Director, Vice-chairman of the Board, Chairman of the compensation committee and member of the nominating committee.  He is an independent Director.  He is a shareholder of the Company.

Mr. Stanley is a graduate of Dartmouth College with a Bachelors of Arts degree.  He received a Master of Science in Statistics from the University of Texas and was inducted into the Phi Kappa Phi Honor Society.

He founded Alfred Stanley & Associates in 1982 and has provided fundraising and consulting services to Texas candidates, office holders and non-profits. He is a member of the Public Affairs Committee of the University of Texas Ex-Students Association.

Between 1996 and 2006, Mr. Stanley owned, managed and profitably sold commercial properties in downtown Austin. He has served as a Director of Stereographics Corporation, a California based pioneer in 3-D television and Toddler U, Inc., a manufacturer of children’s shoes.

He lives with his wife, Kathleen, and their three children in Austin, Texas.

Michael L. Wilfley, 55, is currently serving as a Director, Chairman of the Board and Chairman of the audit committee.  He is an independent Director.  He is a shareholder of the Company.

Since September 14, 2009, Mr. Wilfley has served as CEO, CFO, Treasurer and Director of Rio Holdings, Inc. From July 2000 to September 2009, Mr. Wilfley served as the Chief Financial Officer of Grande Communications, Inc. where he was responsible for a staff of  82  that included all finance, treasury, purchasing, information technology and accounting functions.  Grande provides bundled telephone, cable and internet services to residential and small business customers in six Texas cities and has invested equity of over $500,000,000.  Mr. Wilfley successfully participated in the company’s raising over $193,000,000 in high yield debt to finance the continued build out of its systems.

Mr. Wilfley, while Chief Financial Officer of Thrifty Call, Inc., from January 1998 to July 2000, oversaw the acquisition of Thrifty Call, Inc., by Grande Communications and had primary responsibility for the selection of an investment banker and the evaluation of alternative capital structures.

Mr. Wilfley is an experienced Chief Financial Officer having served in that capacity since the late 1980s.  He is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants and Financial Executives International. He is a graduate of the University of Texas at Austin and a past President of the Austin Area Texas Exes of the Alumni Association of the University of Texas.

Mr. Wilfley is a veteran and was an Eagle Scout.  He lives in Austin, Texas and is married with two daughters.

Carlton R. Williams, 53, is currently serving as a Director and member of the audit and nominating committees.  He is an independent Director.  Mr. Williams is a shareholder of the Company.

Mr. Williams was a founding principal of Herron Williams, LLC, which was formed and operated from January 2000 through 2009.

Prior to that, Mr. Williams was a partner in Littlefield Real Estate Company for over eleven years. During that time period, he leased and managed an office portfolio in excess of 1,000,000 square feet located both in the Central Business District, Southwest, and Northwest suburban markets.

Mr. Williams also has extensive experience in business planning, financial analysis, and acquisitions and disposition analysis.  He was formerly a Certified Public Accountant but currently does not practice accounting nor maintain that certification.  Mr. Williams received his MBA from the University of Texas at Austin with a concentration in finance.

Charles M. Gillman, 41, is a Director and serves as Chairman of the nominating committee and a member of the compensation committee. He is an independent member of the Board of Directors.

In June 2002, Mr. Gillman founded Value Fund Advisors, LLC, an investment management firm that utilizes both a research-intensive investment process and a long-term investment strategy.  He serves as its Chief Executive Officer. Since March 2001, Mr. Gillman has also provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for its family-related entities and affiliates.

Prior to founding Value Fund Advisors, Mr. Gillman held a number of positions in the investment industry and developed an expertise in the analysis of companies going through dramatic corporate transitions. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Mr. Gillman currently serves on the board of directors of MRV Communications, Inc., a public company, and CompuMed, Inc. Mr. Gillman received a bachelor of science from the Wharton School of the University of Pennsylvania.

Mr. Gillman was recommended for re-election to our Board by Value Fund Advisors, LLC under the terms of a stock purchase agreement between the Company and Value Fund Advisors.  See Certain Relationships and Related Transactions, page 16.

James P. Roberts II, 41, is a Director and serves as a member of the audit and compensation committees. He is an independent member of the Board of Directors.

Since July 2004, Mr. Roberts has been the President of Setcom Corporation, a leading niche manufacturer of communication equipment for public safety and industrial applications. Previously, he was a Principal at JP Morgan Partners (JPMP) and focused on investing in early- to mid-stage software companies out of the firm's San Francisco office.

Before JPMP, Jim was a Consultant with Gemini Consulting (now Cap Gemini Ernst & Young) in San Francisco and in Melbourne, Australia, where he focused on the telecommunications industry.  He started his career as an Assistant Production Manager at Aragon Limited in Bangkok, Thailand.

Jim holds a BS, Phi Beta Kappa, and an MS in Industrial Engineering from Stanford University and an MBA from the Wharton School of the University of Pennsylvania.  He was a Henry Luce Scholar in Asia from 1993-94 and a Kauffman Fellow with JPMP.

Mr. Roberts was recommended for re-election to our Board by Value Fund Advisors, LLC under the terms of a stock purchase agreement between the Company and Value Fund Advisors.  See Certain Relationships and Related Transactions, page 16.

Other Executive Officers

Richard S. Chilinski, 59, has served as Executive Vice-President and Chief Financial Officer (CFO) since July 2006. Mr. Chilinski is an experienced financial executive having held senior financial positions since the early 1980s in public accounting, manufacturing, services, consulting and high technology companies.

Prior to joining the Company, he served as  Vice President and CFO for Spohn & Associates, Inc., a professional services network consulting company from 2003 to 2006; Vice President CFO of Navicent Technologies, Inc., a technology start-up in 2001; Senior Vice President, Chief Financial Officer and Assistant Secretary of XeTel Corporation, an electronics manufacturing services provider from 1995 to 2000. Mr. Chilinski has held other senior financial leadership positions at IBM PC Company as Controller, Vice President Finance of TN Technologies, a subsidiary of Baker Hughes, and various corporate and divisional financial management positions at Bausch & Lomb, Inc. and served as an auditor and management consultant at Peat, Marwick (KPMG).

He is a non-registered CPA in New York state, a member of Financial Executives International and received a Masters in Business Administration from the William E. Simon School of Management at the University of Rochester.

Michael J. Lindley, 46, has served as Senior Vice President, Director of Capital Transactions since August 2006.

Mr. Lindley possesses over 20 years of acquisition and investment banking experience and is responsible for overseeing the acquisition of new bingo halls and new business initiatives.

Prior to joining the Company, Mr. Lindley was an investment banker with Focus Strategies, a regional investment/merchant banking firm in Austin, Texas from 2005 to 2006. Mr. Lindley also co-founded and served as Chief Executive Officer and Chairman of Hotlink, Inc., a leading provider of web-based software marketing automation and branded merchandise from 1997 to 2005. Preceding his tenure at Hotlink, Michael worked as Director of Corporate Development and Investor Relations for Norwood Promotional Products, the largest publicly traded promotional products company in the U.S. From 1992 to 1995, Mr. Lindley was Director of Capital Markets and Acquisitions for Littlefield Real Estate Company, a $250 million privately held REIT. Michael began his career as an Investment Banker in New York at Merrill Lynch in the Merger & Acquisitions/Merchant Banking Department.

Mr. Lindley received his BA in Economics/Finance from The University of Texas at Austin and completed the Executive Education Program at the Stanford Graduate School of Business.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

The following table sets forth for the fiscal years ended December 31, 2010, 2009 and 2008, the compensation for the Company’s named executive officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary(1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Qualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Jeffrey L. Minch Director, President, and CEO	2010	$240,000	$110,000	-0-	$66,660	$24,000	$0	$440,660
	2009	$240,000	$100,000	-0-	$66,660	$24,000	$0	$430,660
	2008	$200,000	$100,000	$331,156	-0-	$24,000	$11,580	$666,736

Richard S. Chilinski, EVP and CFO	2010	$165,000	$15,000	-0-	6,808	-0-	250	$187,058
	2009	$144,115	$15,000	18,000	1,702	-0-	250	$179,067
	2008	$135,000	$25,000	-0-	-0-	-0-	250	$160,250

Michael J. Lindley SVP	2010	$160,000	$28,560	-0-	-0-	-0-	250	$188,810
	2009	$160,000	$30,000	18,000	-0-	-0-	250	$208,250
	2008	$160,000	$100,000	-0-	-0-	-0-	250	$260,250

(1)	Salary amounts include base salary and payments of accrued vacation.
(2)	Bonus amounts for each year include bonus amounts to be paid for services rendered in that year.
(3)
The dollar value of the stock and option awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FASB ASC 718, Compensation – Stock Compensation (FASB ASC 718) and thus may include amounts from awards granted in and prior to that year. These dollar amounts reflect LTFD’s accounting expense for these stock grants or option awards and may not correspond to the actual value that will be recognized by the named executives.

In March 2009, Mr. Minch, in accordance with his new employment agreement, was granted 900,000 stock options with a three year vesting period; the aggregate grant date fair value of the options was $199,980.  In 2008, the Company recorded $331,156 of compensation expense related to a stock grant of 1,182,699 shares made in January 16, 2009 which related to Mr. Minch’s former employment agreement.

In April 2009, Mr. Lindley was awarded a stock grant of 50,000 shares. In April 2009, Mr. Chilinski was awarded a stock grant of 50,000 shares and in October 2009, 50,000 stock options with a four year vesting period were granted. The aggregate grant date fair value of each stock grant and option award was $18,000 and $27,235 respectively.

In 2008 or 2010, no option awards were granted to the named executive officers or directors. For information on the valuation assumptions with respect to option grants made during 2009 which are included in the calculation, please refer to the assumptions for the fiscal year ended December 31, 2009 stated in Note 12: Accounting for Stock Based Compensation to LTFD’s audited financial statements for the fiscal year ended December 31, 2009, included in LTFD’s Annual Report on Form 10-K filed with the SEC on March 31, 2010.

(4)	Represents deferred compensation to be paid for services rendered in that year.

(5)
Represents fringe benefits and Company services as provided in Mr. Minch’s applicable employment agreements.  See Employment Contracts, Termination of Employment and Change of Control Arrangements, page 12.

Stock Options

During the years ended December 31, 2008 and 2010, we did not grant to our employees, including named executives, options to purchase shares of common stock.  Below is a table of Outstanding Equity Awards at December 31, 2010 for the named executives. Mr. Minch’s options were awarded in March 2009 under the terms of his new employment agreement. See Employment Contracts, Termination of Employment and Change of Control Arrangements, page 12.

Outstanding Equity Awards at Fiscal 2010 Year-End

OPTION AWARDS
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date
Jeffrey L. Minch Director, President and CEO (1)	600,000	300,000	$0.31	03/13/2019	3/13/2009

Richard S. Chilinski, EVP and CFO (2)	-0-	50,000	$0.68	10/29/2019	10/29/2009

(1) These remaining options were granted under the 2002 Stock Option Plan. These options vest at 33.3% of the original award of 900,000 options each year over a three year vesting period.

(2) These remaining options were granted under the 2002 Stock Option Plan. These options vest at the end of a four year vesting period.

Compensation of Directors

The following table shows the compensation of our five non-employee Directors during 2010.

Name	Fees Paid in Cash (1)	Option Awards (2)	Total
Alfred T. Stanley	$20,000	$5,922	$25,922
Michael L. Wilfley	$20,000	$5,922	$25,922
Carlton R. Williams	$20.000	$5,922	$25,922
James P. Roberts II	$20,000	$5,922	$25,922
Charles Gillman	$20,000	$5,922	$25,922

(1)	Non-employee Directors receive an annual retainer of $2,000 and a quarterly payment fee of $4,500. During the fiscal year ended December 31, 2008, no options were granted to Directors.

(2)
Options granted to non-employee Directors immediately vest on the grant date. These dollar amounts reflect LTFD’s accounting expense for these stock grants or option awards and may not correspond to the actual value that will be recognized by the directors.

We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees.  They may also be reimbursed an hourly fee for special projects.

Employment Contracts, Termination of Employment and Change in Control Arrangements

In January 2009, the Company renewed and entered into a new employment agreement with President and CEO Jeffrey L. Minch.  The new agreement became effective as of January 1, 2009, and terminates December 31, 2011.  The agreement provides for us to pay Mr. Minch an annual base salary of $240,000 which shall be reviewed annually and includes amounts previously paid to Mr. Minch for a car allowance and country club membership fees, which were a part of his previous employment agreement. The Company has agreed to pay $2,000 per month of deferred compensation.

The agreement also calls for our Board of Directors to nominate Mr. Minch to serve as a Director on the Board each year he is our President and CEO; however Mr. Minch will not receive any additional compensation for serving as a Director.

According to the agreement, Mr. Minch is entitled to annual consideration for a performance bonus decided by the Board and will take into consideration the financial performance and financial position of the Company.

As part of the agreement, Mr. Minch is eligible to receive and was granted options to purchase 900,000 shares of the Company’s common stock at an exercise price of 110% of the stock price on the date of grant. Mr. Minch was awarded the 900,000 stock options in March 2009. The stock options vest at 300,000 options per year and expire March 13, 2019.

The agreement provides for an administrative assistant which shall remain an employee of the Company.

The agreement provides for the payment of a severance package upon a change in control of the Company, termination without cause, death or disability. The severance includes payment of one year base salary and amounts due in the deferred compensation account, and the acceleration of unvested stock-based compensation. Mr. Minch may terminate the agreement in his absolute discretion upon ninety days written notice to us without eligibility for severance.

In the event we are sold to or merged with another company, the agreement would terminate automatically.  If such a sale or merger results in our shareholders receiving a value of at least $2.25 per share, the agreement provides that Mr. Minch shall be entitled to receive 500,000 shares of our common stock immediately prior to the consummation of any such sale or merger.

The agreement also contains confidentiality, deferral of compensation and other standard provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership and changes in ownership.  Such officers, Directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and Directors that no other reports were required with respect to the year ended December 31, 2010, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis except for the following: Each of Mr. Williams, Mr. Stanley, Mr. Wilfley, Mr. Roberts, and Mr. Gillman each filed one late Form 4 with respect to one transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 21, 2011, by:

1.	each executive officer, including the named executive officers listed in the Summary Compensation Table above;

2.	each Director and nominee for Director;

3.	all of the executive officers and Directors as a group; and,

4.	each person or entity known to us to own more than five percent of the outstanding common stock.

Name of Beneficial Owner	Number of Shares Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class (1)
Jeffrey L. Minch (2) (3)	3,967,213	675,000	4,642,213	25.8%
Boston Avenue Capital LLC (4)	7,504,489	0	7,504,489	43.3%
Tempe C. Minch (2) (3)	632,760	0	632,760	3.7%
Carlton Williams (5)	91,540	84,121	175,661	1.0%
Alfred T. Stanley (6)	3,600	72,410	76,010	*
Michael L. Wilfley (7)	3,120	72,410	75,530	*
James P. Roberts II (8)	-0-	27,500	27,500	*
Richard S. Chilinski (3)	50,000	0	50,000	*
Michael J. Lindley (3)	130,284		130,284	*
Charles M. Gillman (9)	7,520,489	17,500	7,537,989	43.5%
Current named executive officers and Directors of the Company as a group	12,399,006	948,941	13,347,947	73.0%

(1)
Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding the number of exercisable options for that person to the number of total shares outstanding, and dividing that result into the total number of shares and exercisable options owned by that person.  On March 21, 2011, we had 17,324,439 shares of common stock issued and outstanding.  An asterisk (*) indicates less than 1% ownership.

Includes shares which the listed shareholder has the right to acquire upon exercise of options within 60 days of March 21, 2011, as follows: Mr. Minch 675,000, Mr. Williams 84,121 shares; Mr. Stanley 72,410 shares; Mr. Wilfley 72,410 shares; Mr. Roberts 27,500 shares; and Mr. Gillman 17,500 shares.

(2)
Shares include 59,000 shares held in a trust for non-immediate family members. Mr. Minch disclaims beneficial ownership of the shares owned by his wife in the amount of 632,760 shares. Also includes 113,100 shares held in the Littlefield Deferred Compensation account that were purchased for the benefit of Mr. Minch in accordance with the employment agreement with Mr. Minch. Mr. Minch disclaims beneficial ownership of these shares.

(3)	Address is: 2501 N. Lamar Blvd., Austin, Texas 78705.

(4)
Address is: 15 East 5th St., Suite 3200, Tulsa, OK 74103.  The number of shares owned by Boston Avenue Capital LLC (“Boston”) are included in the total number of shares owned by the officers and directors as a group, by virtue Charles M. Gillman’s position as portfolio manager of Boston.  See Note 9 below.  See also Certain Relationships and Related Transactions, below.

(5)	Address is: 1508 Woodridge Dr., Austin, Texas 78703.

(6)	Address is: 1409 Hardouin Ave., Austin, Texas 78703.

(7)	Address is: 7601 Ridgestone Dr. Austin, Texas 78731.

(8)	Address is: 2630 Creeks Edge Parkway, Austin, Texas 78733.

(9)
Address is: 15 East 5th St., Suite 3200, Tulsa, OK 74103.  Includes 7,504,489 shares owned directly by Boston and 16,000 shares owned directly by Yorktown Avenue Capital, LLC (“Yorktown”). Boston and Yorktown have sole direct voting and investment power over their respective shares of Common Stock. Stephen J. Heyman and James F. Adelson are the joint managers of each of Boston and Yorktown. Charles M. Gillman is the portfolio manager for each of Boston and Yorktown. As joint managers of Boston and Yorktown, Messrs. Heyman and Adelson may each exercise voting and investment power over the shares of Common Stock held by Boston and Yorktown. As portfolio manager for Boston and Yorktown, Mr. Gillman may also exercise voting and investment power over the shares of Common Stock held by Boston and Yorktown. As a result, Messrs. Heyman, Adelson and Gillman may each be deemed to be the indirect beneficial owners of shares of Common Stock held by Boston and Yorktown. Messrs. Heyman and Adelson disclaim beneficial ownership of the Common Stock held by Boston and Yorktown except to the extent of their pecuniary interest therein. Also includes 17,500 shares subject to incentive stock options issued to Mr. Gillman. Mr. Gillman is also the principal of Value Fund Advisors, LLC (“VFA”). Pursuant to certain agreements between the Company and VFA, the shares of Common Stock owned by Boston and Yorktown will be voted in support of all propositions recommended by the Company’s Board of Directors to the shareholders in the Annual Meeting proxy materials through December 31, 2012. The mailing address for Boston, Yorktown and Messrs. Heyman and Adelson is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma, 74103.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2007 and 2008, Value Fund Advisors, LLC (“VFA”) was an investment advisor to Boston Avenue Capital LLC and Yorktown Avenue Capital, LLC which purchased more than 5.5 million shares of common stock directly from the Company pursuant to agreements.  The 2008 agreement gives VFA the right to recommend up to two individuals for consideration by our nominating committee, for nominations for the Board of Directors through December 31, 2012.  VFA has recommended Mr. Gillman (first elected in 2008) and Mr. Roberts (first elected in 2009) for election to the Board, and our nominating committee has nominated them for election at the upcoming meeting.  The 2008 stock purchase agreement between VFA and the Company also provides that VFA will not sell any of its stock holdings in the Company prior to December 31, 2012, without the consent of the Company.  It also requires Littlefield to file a registration statement with the SEC covering all unregistered shares acquired by VFA (now held directly by Boston Avenue Capital LLC).  VFA has further agreed to vote shares owned directly by Boston Avenue Capital LLC and Yorktown Avenue Capital, LLC, in support of all propositions recommended to the shareholders by Littlefield’s board of directors at annual meetings through December 31, 2012.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors held four meetings during 2010.  Committee members and meetings held by the committees of the Board are set forth below. All of the Directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Board Leadership Structure

The Board of Directors believes that a separate independent director should serve as Chairman. Littlefield’s independent directors, including the Chairman, bring experience, oversight and expertise from outside the Company and industry which is considered to be beneficial to the Company and its shareholders in the oversight of operations as well as strategy development and execution.

The Littlefield Board oversees risk in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when negotiating the compensation and employment agreement of the Company’s Chief Executive. The full Board of Directors receives reports on various risk related items at each of its regular meetings including risks related to subsidiary operations and regulatory, insurance and litigation matters.

Audit Committee

For 2010, our audit committee met four times during the year with our independent auditors.  This committee was comprised of Michael Wilfley, Carlton Williams and James P. Roberts II. All three audit committee members are non-employee Directors, and have the responsibility for reviewing the financial condition and accounting controls and determining that all audits and examinations required by law are performed.  The committee appoints the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plans and reviews with the independent auditors the results of the audit and management’s response to the audit.

The Board of Directors has determined that Michael Wilfley is an audit committee financial expert, as defined by SEC Regulation S-B, Item 407(d)(5).

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants.  The audit committee has received from the independent accountants a formal written statement regarding the auditors' independence and has discussed with the independent accountant matters relating to their independence.  The audit committee has satisfied themselves as to the auditors' independence.  The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2010 for filing with the Securities and Exchange Commission.

The Audit Committee
Michael Wilfley, Chair
Carlton Williams
James Roberts II

Nominating Committee

Our nominating committee, comprised of Charles Gillman, Carlton Williams and Alfred Stanley, met once during 2010.  This committee is responsible for nominating individuals for election to our Board.  The Nominating Committee believes that it is important to consider issues of diversity, such as education, professional experience and differences in viewpoints and skills. The Nomination Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nomination Committee believe it is important that the members of the Board of Directors represent diverse viewpoints.

The nominating committee welcomes recommendations made by our stockholders for individuals to be included in the slate of nominees for election at the annual meeting of stockholders.  Any recommendations for the 2011 Annual Meeting of Stockholders should be made in writing addressed to our Board of Directors, 2501 North Lamar Boulevard, Austin, Texas 78705.  Under our Certificate of Incorporation, any such recommendations must be delivered to us in writing not less than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.

The Board of Directors held four meetings during 2010.  All of the Directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Compensation Committee

Our compensation committee, comprised of Alfred Stanley, Charles Gillman and James Roberts II, met twice during 2010.  The Committee reviews and makes recommendations to the Board of Directors on setting the salaries of the Company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.  We have not adopted a formal committee charter for the committee. The Company has not utilized compensation consultants in determining and recommending the amount or form of the Chief Executive’s compensation.

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The audit committee has appointed Padgett, Stratemann & Co., LLP. as independent auditors to audit the financial statements of the Company for 2011.  Our former independent auditors, Sprouse & Anderson, LLP., merged with Padgett, Stratemann & Co., LLP. in November 2007.  Sprouse & Anderson  served as the independent auditors to audit the Company’s financial statements for the fiscal years ended December 31, 2000 through 2006.  Padgett, Stratemann & Co., LLP. served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2007 through 2010.

A representative of Padgett, Stratemann & Co., LLP. is expected to be present at the meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

An affirmative vote of a majority of the shares of the Company represented at the meeting is required for the ratification of the appointment of the auditors.  As required by the Sarbanes-Oxley Act, our audit committee is directly responsible for appointment, compensation, retention and oversight of our independent auditors.  We are asking the shareholders to ratify the audit committee’s choice of Padgett, Stratemann & Co., LLP. as the independent auditors for 2011.  If the shareholders fail to ratify the appointment of the auditors, the audit committee will take that into consideration in determining whether to continue the auditing engagement.

Audit Fees

Fees paid to our auditors' firm were comprised of the following:

Annual Financial Statement Audit Fees and Quarterly Reviews of 10-Q’s for 2010 totaled $73,000. In addition, $2,000 was incurred in 2010 for other services mainly in conjunction with research activity.

Financial Information Systems Design and Implementation Fees provided in 2010 totaled $0.

All Other Fees, including tax compliance, tax research and tax planning provided in 2010 totaled $40,000.

The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Padgett, Stratemann & Co., LLP. as the Company’s independent auditors for the 2011 fiscal year.  With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PADGETT, STRATEMANN & CO., LLP AS INDEPENDENT AUDITORS.

ADVISORY VOTE REGARDING COMPENSATION

The Board of Directors seeks your views on the compensation of its President and CEO and its Directors. The Board has determined compensation amounts based upon comparisons of companies giving consideration to company size and responsibility. This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome.  The Board will consider the vote of the shareholders on these questions when deciding its future course of action.

The President’s compensation in 2010 was $350,000 plus the value of stock option grants of $66,660 and deferred compensation of $24,000 as set forth in the Summary Compensation Table and is more fully explained in the Section: Employment Contracts, Termination of Employment and Change in Control Arrangements.

The Director cash compensation is $20,000 per Director plus 2,500 options to purchase Company shares are granted at each Board meeting. The cash compensation is comprised of a $2,000 retainer and a $4,500 per quarter payment, with an anticipated number of four meetings during the year. We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees.  They may also be reimbursed an hourly fee for special projects.  The Board has not made a recommendation to the shareholders on how to vote on this question.

PLEASE INDICATE YOUR VOTE TO AGREE OR DISAGREE WITH THE FOLLOWING STATEMENTS ON THE PROXY CARD, OR TO ABSTAIN FROM VOTING:

A. The President & CEO’s total compensation is within 20% of an acceptable amount.

B. The Director total compensation is within 20% of an acceptable amount.

STOCKHOLDER PROPOSALS

No stockholder proposals were submitted for presentation to the stockholders at the upcoming meeting.

Stockholder proposals intended to be presented at the 2012 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy for that meeting must be received by us in writing by no later than December 20, 2011.  Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders to be voted on at that meeting, which proposal is not included in our Proxy Statement, must deliver written notice of such proposal to us by no later than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.  If the proposing stockholder fails to deliver written notice of such proposal to us by such date, then the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the 2012 Annual Meeting.  Any such notice of a stockholder proposal must be made in writing addressed to Secretary, Littlefield Corporation, 2501 North Lamar Boulevard, Austin, Texas 78705.

OTHER MATTERS

The Board of Directors knows of no other business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxy cards in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey L. Minch
President, CEO
Director

April 18, 2011

Littlefield Corporation
2501 North Lamar Boulevard
Austin, Texas 78705
www.littlefield.com

LITTLEFIELD CORPORATION
2501 N. LAMAR BLVD.
AUSTIN, TX 78705

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy  statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder  communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.			DETACH AND RETURN THIS PORTION ONLY

LITTLEFIELD CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW
1. To elect members to our Board of Directors. Nominees (1) Jeffrey L. Minch (4) Michael L. Wilfley (2) Carlton R. Williams, Jr. (5) Charles M. Gillman (3) Alfred T. Stanley (6) James P. Roberts II	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote for any individual nominee(s), mark “for All Except” and write the number(s) of the nominees on the line below. ________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSAL 2 BELOW.

Vote on Proposals
				For	Against	Abstain

2. To ratify the appointment of Padgett Strateman & Co. LLP as our independent auditors for 2011.				[ ]	[ ]	[ ]

Advisory Vote

3. The president and CEO’s total compensation is within 20% of an acceptable amount.				[ ]	[ ]	[ ]

4. The Directors’ total compensation is within 20% of an acceptable amount.				[ ]	[ ]	[ ]

Yes No
Please indicate if you plan to attend this meeting. [ ] [ ]

Please sign exactly as name(s) appear(s) hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney or executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign separately.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

_______________________________	_____________	_______________________________			_________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.pooxyvote.com

LITTLEFIELD CORPORATION

2501 North Lamar Boulevard,
Austin, Texas 78705
11:00 AM CDT, May 18, 2011

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Jeffrey Minch, as proxy, with the power to appoint (his substitute), and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Littlefield Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CDT on Wednesday, May 18, 2011, at the Littlefield Corporate Headquarters, 2501 North Lamar Boulevard, Austin, TX 78705, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

The accompanying proxy is solicited by our Board of Directors. Our principal executive offices are located at 2501 North Lamar Blvd., Austin, Texas 78705. This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 18, 2011.

Only holders of record of our common stock at the close of business on March 21, 2011, will be entitled to notice or to vote at the meeting or any adjournment of the meeting. The stock transfer books will remain open.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that those shares are represented at the meeting. If you receive more than one proxy card, it is an indication that those shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy at any time before it is voted. If those shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE